CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 13, 2002, in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A No.811-07986) of The Alger Institutional Fund.



New York, New York
February 5, 2003